EXHIBIT 99.2



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS








As independent public accountants, we hereby consent to the incorporation by reference of our report dated June 28, 1996, included in this annual report of The Atlantic American 401(k) Retirement Savings Plan on Form 11-K for the year ended December 31, 1995, into the Plan's previously filed Registration Statement No. 33-90890.




ARTHUR ANDERSEN LLP



Atlanta, Georgia
July 15, 1996